Exhibit 99.2

Carmike Cinemas
Second Quarter Fiscal 2016
Management Commentary
August 1, 2016

Please refer to the “Important Disclosures” section of these prepared remarks for important information about our operating metrics, GAAP and non-GAAP definitions, and other important disclosures. Additional financial information is provided in Carmike’s Q2 2016 10-Q and Earnings Release filed with the SEC on August 1, 2016. These comments, along with other information, may be found on Carmike’s Investor Relations website at www.carmikeinvestors.com.

Q2 2016 Operating Results
(GAAP)

	Operating Results				Management Comments
$ in millions	Q2 2016	Q2 2015	$ Variance	% Change
Operating Revenues
Admissions Revenue	$122.2	$135.0	($12.8)	(9.5)%
• Industry box office was down 9.3% compared to Q2 2015.
• Admissions revenue per screen decreased 11.4% from Q2 2015 to Q2 2016.
•    As a percentage of total admissions revenue, admissions revenue from premium format viewings (3D, IMAX, etc.) decreased from 22% in Q2 2015 to 18% in Q2 2016.
•    Sundance Cinemas acquisition (Q4 2015) contributed admissions revenues of $2.2 million.
•    Recognized $0.3 million in gift card breakage in Q2 2016.
•    Year-over-year per patron spend increased from $7.62 to $7.69. Factors include:
o    + Tax on Top
o    + Sundance
o    - 3D ticket %
o    - Discounts, including $5
   Tuesday promotions

Concessions and Other Revenue	$82.5	$84.1	($1.6)	(1.9)%
•    Sundance Cinemas acquisition (Q4 2015) contributed concessions and other revenues of $1.9 million.
•    Recognized $0.2 million in gift card breakage in Q2 2016.
•    Increase in per patron spend from $4.75 to $5.20, primarily driven by tax-on-top pricing strategy implemented in Q4 2015.
•    Expanded hot food and alcohol programs continue to generate incremental per patron spend of approximately $0.15 at each location.
•    Q2 2016 marks the fourth quarter in which all three Ovation dining theatres have been in operation.

Operating Expenses
Film Exhibition Costs	$70.3	$79.3	($9.0)	(11.4)%	• Film exhibition costs as % of admission revenue decreased from 58.7% to 57.5%. • Film exhibition costs % decreased due to a lower concentration of top grossing films in Q2 2016 vs. Q2 2015.
Concession Costs	$9.9	$9.7	$0.2	2.0%
•    Concession costs as % of concessions and other revenues increased from 11.6% to 12.0%.
•    Concession cost as % of concessions and other revenue increased due to rollout of in-theatre dining locations (including the addition of the Sundance locations) during 2015 as well as expansion of locations serving hot food and alcohol.

Salaries & Wages Expense	$26.0	$26.1	($0.1)	(0.4)%
•    Salaries and benefits decreased in Q2 2016, reflecting lower staffing levels associated with decreased attendance, partially offset by increased salaries and benefits associated with recent acquisitions and theatre openings.

Theatre Occupancy Costs	$26.9	$23.9	$3.0	12.5%
•    Increase in theatre occupancy costs related to 5 theatres and 63 screens (not including acquired screens) opened since Q2 2015, partially offset by impact of closures.
•    Increase of $0.8 million due to acquired Sundance theatres.

Other Theatre Operating Expenses	$33.7	$33.1	$0.6	2.0%	• Other theatre operating costs as a % of total operating revenues increased from 15.1% in Q2 2015 to 16.5% in Q2 2016. • Increase of $0.8 million due to acquired Sundance theatres.
Other Income/Expenses

General and Administrative	$11.4	$8.2	$3.2	39.1%	• Increase in merger and acquisition fees of $3.9 million, primarily associated with the pending AMC merger.
Depreciation and Amortization Expense	$15.3	$13.7	$1.6	11.4%	• Increase resulting from higher fixed asset base due to recent acquisitions.
Interest Expense	$12.4	$12.6	($0.2)	(2.0)%
•    Reduction in interest expense primarily due to a decrease in the weighted-average interest rate of the Company’s 6.00% Senior Notes compared to its previous Senior Notes.
•    Partially offset by increase in capital lease and financing obligation balance

Loss on Extinguishment of Debt	$—	$17.6	($17.6)	100.0%	• Refinanced senior secured notes in Q2 2015.
Income Tax Benefit	($0.9)	($1.3)	($0.4)	(33.1)%	• Decrease resulting from lower pre-tax loss in Q2 2016.
Income from Unconsolidated Affiliates	$1.1	$0.6	$0.5	91.1%	• Amount is largely attributable to our investment in Screenvision.
Net Loss/EPS
Net Loss	($1.6)	($1.4)	($0.2)	(10.6)%
EPS (Basic and Diluted)	($0.07)	($0.06)	($0.01)	(16.7)%

Q2 2016 Operating Results
(Non- GAAP)

	Operating Results				Management Comments
$ in millions	Q2 2016	Q2 2015	$ Variance	% Change
Non-GAAP Performance Measures
Adjusted EBITDA	$31.0	$40.8	($9.8)	(24.0)%	• Decrease in top-line revenue growth as Q2 2016 faced difficult comparison against record setting Industry box office in Q2 2015 .
Net Debt[1]	$352.7	$352.2	$0.5	0.1%
Adjusted Net Income	$2.4	$8.8	($6.4)	(72.9)%	• Factors noted above combined with non-cash and other non-recurring charges including expenses incurred with the pending AMC merger and non-cash share-based compensation expense.
Adjusted EPS (diluted)	$0.10	$0.36	($0.26)	(72.2)%	• Factors noted above.

1 Prior year net debt of $352.2 million is as of December 31, 2015.

YTD 2016 Operating Results
(GAAP)

	Operating Results				Management Comments
$ in millions	YTD 2016	YTD 2015	$ Variance	% Change
Operating Revenues
Admissions Revenue	$244.9	$246.3	($1.4)	(0.6)%
•    Industry box office was up 0.4% in for the first six months of 2016 compared to the same period in 2015.
•    Admissions revenue per screen decreased 2.6%.
•    Sundance Cinemas acquisition (Q4 2015) contributed YTD admissions revenues of $5.8 million.
•    Recognized $0.7 million in gift card breakage in 2016.
•    Year-over-year per patron spend increased from $7.42 to $7.75. Factors include:
o    + Tax on Top
o + Sundance
o - Discounts, including $5
    Tuesday promotions

Concessions and Other Revenue	$166.0	$157.1	$8.9	5.7%
• Sundance Cinemas acquisition (Q4 2015) contributed concessions and other revenues of $4.6 million.
• Recognized $0.7 million of settlement funds related to the 2010 BP oil spill.
•    Recognized $0.4 million in gift card breakage in 2016.
•    Increase in per patron spend from $4.73 to $5.25, primarily driven by tax-on-top pricing strategy implemented in Q4 2015, expanded food and beverage options and a greater number of in-theatre dining locations, including Sundance.
•    Expanded hot food and alcohol programs continue to generate incremental per patron spend of approximately $0.15 at each location.

Operating Expenses
Film Exhibition Costs	$138.6	$141.0	($2.4)	(1.7)%
• Film exhibition costs as % of admission revenue decreased from 57.2% to 56.6%.
• Film exhibition costs % decreased due to a lower concentration of top grossing films in the first half of 2016 (including carryover of successful carryover films from Q4 2015) vs. the 2015 period.

Concession Costs	$19.5	$17.8	$1.7	9.9%
• Concession costs as % of concessions and other revenues increased from 11.3% to 11.7%.
•    Concession cost as % of concessions and other revenue increased due to rollout of in-theatre dining locations (including the addition of the Sundance locations) during 2015 as well as expansion of locations serving hot food and alcohol.

Salaries & Wages Expense	$50.7	$49.8	$0.9	1.9%	• Increase in salaries and benefits due to recently acquired theatres • Salaries and benefits as a % of total operating revenues remained flat year over year.
Theatre Occupancy Costs	$52.8	$47.3	$5.5	11.5%
•    Increase in theatre occupancy costs related to 5 theatres and 63 screens (not including acquired screens) opened since Q2 2015, partially offset by impact of closures.
•    Increase of $1.7 million due to acquired Sundance theatres.

Other Theatre Operating Expenses	$68.3	65.1	$3.2	4.9%	• Other theatre operating costs as a % of total operating revenues increased from 16.1% in Q2 2015 to 16.6% in Q2 2016. • Increase of $1.8 million due to acquired Sundance theatres.
Other Income/Expenses
General and Administrative	$23.7	$18.2	$5.5	30.2%	• Increase in merger and acquisition fees of $7.8 million, primarily associated with the pending AMC merger.
Depreciation and Amortization Expense	$30.5	$26.8	$3.7	13.5%	• Increase resulting from higher fixed asset base resulting from recent acquisitions.
Interest Expense	$24.8	$25.3	($0.5)	(2.1)%
•    Reduction in interest expense primarily due to a decrease in the weighted-average interest rate of its 6.00% Senior Notes compared to the previous Senior Notes, partially offset by higher capital lease and financing obligation balances

Loss on Extinguishment of Debt	$—	$17.6	($17.6)	100.0%	• Refinanced senior secured notes in Q2 2015.
Income Tax Expense (Benefit)	$0.6	($1.0)	$1.6	154.6%	• Increase resulting from higher pre-tax income resulting from higher 2016 box office revenues.
Income from Unconsolidated Affiliates	$1.5	$1.9	($0.4)	(21.3)%	• Amount is largely attributable to our investment in Screenvision.
Net Income (Loss)/EPS
Net Income (Loss)	$0.6	($1.1)	$1.7	159.5%

EPS (Basic and Diluted)	$0.03	($0.04)	$0.07	175.0%

YTD 2016 Operating Results
(Non- GAAP)

	Operating Results				Management Comments
$ in millions	YTD 2016	YTD 2015	$ Variance	% Change
Non-GAAP Performance Measures
Adjusted EBITDA	$67.3	$70.6	($3.3)	(4.7)%	• Decrease in top-line revenue growth as Q2 2016 faced difficult comparison against record setting Industry box office in Q2 2015.
Adjusted Net Income	$7.8	$11.9	($4.1)	(34.7)%	• Factors noted above combined with non-cash and other non-recurring charges including expenses incurred with the pending AMC merger and non-cash share-based compensation expense.
Adjusted EPS (diluted)	$0.31	$0.48	($0.17)	(35.4)%	• Factors noted above.

Other Highlights

•
We acquired 5 theatres and 37 screens from Sundance Cinemas in October 2015. These screens are expected to generate annual revenues and Adjusted EBITDA of approximately $24 million and $5.6 million, respectively.

•
In January 2016, prior to the announcement of our planned merger with AMC Entertainment Holdings, Inc. ("AMC"), we acquired two theatres and 22 screens from a subsidiary of AMC Entertainment Holdings, Inc. Since late 2011, we have added 65 theatres and over 800 screens to our circuit. Our acquisition plans are currently on hold given the planned merger with AMC.

•	Our tax-on-top pricing strategy, implemented in Q4 2015, continues to generate growth in per patron spend in admissions and concessions.

•	Concessions and other revenue per patron increased 9.5% from $4.75 in Q2 2016 to $5.20 in Q2 2016. This marks the 26th consecutive quarter of year-over-year increases in this important growth metric.

•
At the end of Q2 2016, 60 locations are serving alcohol while 71 locations are serving hot foods. This is up from approximately 40 locations serving alcohol and hot foods, respectively, at the end of Q2 2015.

•	We opened a 12 screen theatre in Tulsa, OK in January 2016 and plan to open 4 additional theatres and 38 screens by the end of 2016, all of which will include in-theatre dining.

•	Our circuit currently includes 55 premium format auditoriums, including 32 of our proprietary Big D auditoriums, 21 IMAX auditoriums and 2 MuviXL auditoriums.

•
Capital expenditures for Q2 2016 were $10.9 million. The Company anticipates total capital expenditures, net of landlord reimbursements, for fiscal year 2016 to be approximately $50 million to $55 million, primarily associated with theatre renovations, new build-to-suit theatres and maintenance.

Important Additional Information Regarding the Merger Will Be Filed With The SEC
This management commentary may be deemed to be solicitation material in respect of the proposed merger of Carmike Cinemas, Inc. (“Carmike”) with and into a wholly-owned subsidiary of AMC. In connection with the proposed merger, AMC and Carmike will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”) containing a prospectus with respect to the AMC common stock to be issued in the proposed merger and a proxy statement of Carmike in connection with the proposed merger (the “Proxy Statement/Prospectus”). The proxy statement of Carmike contained in the Proxy Statement/Prospectus will replace the definitive proxy statement which Carmike previously filed with the SEC on May 23, 2016 and mailed to its stockholders on or about May 25, 2016. Each of AMC and Carmike intends to file other documents with the SEC regarding the proposed merger. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Carmike and will contain important information about the proposed merger and related matters.

BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, CARMIKE’S STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AMC OR CARMIKE HAS FILED OR MAY FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, OR WHICH ARE INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Carmike’s stockholders will be able to obtain, free of charge, copies of the definitive Proxy Statement/Prospectus and Registration Statement, when available, and other relevant documents filed by AMC and Carmike with the SEC, at the SEC’s website at www.sec.gov. In addition, Carmike’s stockholders may obtain free copies of the Proxy Statement/Prospectus and other relevant documents filed by Carmike with the SEC from Carmike’s website at http://www.carmikeinvestors.com/.

This communication does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not a substitute for any prospectus, proxy statement or any other document that AMC or Carmike may file with the SEC in connection with the proposed merger.

Participation in the Solicitation
This communication does not constitute a solicitation of a proxy from any stockholder with respect to the proposed merger. However, each of AMC, Carmike and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Carmike’s stockholders with respect to the proposed merger. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the proposed merger, by security holdings or otherwise, will be set forth in the Proxy Statement/Prospectus, which will replace the definitive proxy statement which Carmike previously filed with the SEC on May 23, 2016 and mailed to its stockholders on or about May 25, 2016. Additional information concerning AMC’s directors and executive officers is set forth in the definitive proxy statement filed by AMC with the SEC on March 15, 2016 and in the Annual Report on Form 10-K filed by AMC with the SEC on March 8, 2016. These documents are available to Carmike stockholders free of charge from the SEC’s website at www.sec.gov and from the investor relations section of AMC’s website at amctheatres.com. Additional information concerning Carmike’s directors and executive officers and their ownership of Carmike common stock is set forth in the proxy statement for Carmike’s most recent annual meeting of stockholders, which was filed with the SEC on April 15, 2016 and in the Annual Report on Form 10 K filed by Carmike with the

SEC on February 29, 2016. These documents are available to Carmike stockholders free of charge from the SEC’s website at www.sec.gov and from Carmike’s website at http://www.carmikeinvestors.com/.

Disclosure Regarding Forward-Looking Statements

This management commentary contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Carmike’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of Carmike’s management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond Carmike’s ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the amended and restated merger agreement; the inability to complete the proposed merger due to the failure to obtain Carmike stockholder or regulatory approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; disruption in key business activities or any impact on Carmike’s relationships with third parties as a result of the announcement of the proposed merger; the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters delivered pursuant to the amended and restated merger agreement, or the failure of the proposed merger to close for any other reason; risks related to disruption of management’s attention from Carmike’s ongoing business operations due to the proposed merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Carmike and others relating to the amended and restated merger agreement; the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; the amount of the costs, fees, expenses and charges related to the proposed merger; adverse regulatory decisions; unanticipated changes in the markets for Carmike’s business segments; general economic conditions in Carmike’s regional and national markets; Carmike’s ability to comply with covenants contained in the agreements governing Carmike’s indebtedness; Carmike’s ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; Carmike’s ability to meet its contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in Carmike’s markets; competition in Carmike’s markets; competition with other forms of entertainment; the effect of Carmike’s leverage on its financial condition; prices and availability of operating supplies; the impact of continued cost control procedures on operating results; the impact of asset impairments; the impact of terrorist acts; changes in tax laws, regulations and rates; and financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of Carmike’s business.
Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Carmike’s subsequently filed reports with the SEC, including Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements included in this management commentary, which speak only as of the date hereof. Carmike does not undertake to update any of these statements in light of new information or future events, except as required by applicable law.
Non-GAAP Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net income is defined as net income plus impairment of long-lived assets, merger and acquisition-related expenses, share-based compensation expense and gain on sale of property and equipment, net of tax. Carmike believes adjusted net income is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net income plus income tax expense, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus income from unconsolidated affiliates, merger and acquisition-related expenses, share-based compensation expense, gain on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

Note: We have provided a reconciliation of non-GAAP information in the supplementary tables accompanying our Q2 2016 earnings press release issued on August 1, 2016.